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EXHIBIT 21.1


Subsidiaries of the Registrant                                     Exhibit 21.1


Name                                              Jurisdiction of Incorporation
----                                              -----------------------------

BBC, LLC                                          New York

Better Bedding Corp.                              New York

B & C Sanitation Corporation                      New York

All Cycle Waste, Inc.                             Vermont

Baker Trucking, Inc.                              Vermont

Blasdell Development Group, Inc.                  New York

Bristol Waste Management, Inc.                    Vermont

Casella Waste Management, Inc.                    Vermont

Casella Waste Management of Pennsylvania, Inc.    Pennsylvania

Casella Waste Management of N.Y., Inc.            New York

Casella Transportation, Inc.                      Vermont

Casella T.I.R.E.S., Inc.                          Maine

Corning Community Disposal Service, Inc.          New York

Forest Acquisitions Inc.                          New Hampshire

Grasslands, Inc.                                  New York

Hakes C&D Disposal, Inc.                          New York

Hiram Hollow Regeneration Corp.                   New York

Hyland Associates (partnership)                   New York

Maple City Refuse Corp.                           New York

Natural Environmental, Inc.                       New York

New England Waste Services of Vermont, Inc.       Vermont

New England Waste Services of N.Y., Inc.          New York

New England Waste Services, Inc.                  Vermont

Newbury Waste Management, Inc.                    Vermont

North Country Environmental Services, Inc.        Virginia

North Country Composting Services, Inc.           New Hampshire

North Country Trucking, Inc.                      New York

Northern Sanitation, Inc.                         New York

Northern Properties Corporation of Plattsburgh    New York

NTC, LLC                                          New York

Pine Tree Waste, Inc.                             Maine

Portland C & D Site, Inc.                         New York

R.A. Bronson, Inc.                                New York

ReSource Waste Systems, Inc.                      Massachusetts

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ReSource Recovery of Cape Cod, Inc.               Massachusetts

ReSource Transfer Services, Inc.                  Massachusetts

Sawyer Environmental Services                     Maine

Sawyer Environmental Recovery Facilities, Inc.    Maine

Schultz Landfill, Inc.                            New York

Sunderland Waste Management, Inc.                 Vermont

Waste Stream, Inc.                                New York

Westfield Disposal Service, Inc.                  New York

Winters Brothers, Inc.                            Vermont